Exhibit 99.1

Intercontinental Exchange Reports Fourth Quarter & Full Year 2019

14th consecutive year of record full-year revenues

• 2019 net revenues of $5.2 billion, +4% y/y

• 2019 GAAP diluted EPS of $3.42

• 2019 adj. diluted EPS of $3.88, +8% y/y

• 2019 operating margin of 51%; adj. operating margin of 58%

• Over $2 billion returned to stockholders in 2019, +19% y/y

• New $2.4 billion share repurchase program effective January 1, 2020

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

“We are pleased to report our 14th consecutive year of record revenues. Leveraging our leading technology and market expertise, we expanded our suite of risk management solutions, adding new products and services across an array of asset classes and geographies. And, as we shift to 2020, our relentless focus on innovation and delivering efficiencies for our customers should again provide the foundation for continued growth and stockholder value creation.”

ATLANTA & NEW YORK, February 6, 2020 - Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of data and listing services, today reported financial results for the fourth quarter and full year of 2019. For the quarter ended December 31, 2019, consolidated net income attributable to ICE was $448 million on $1.3 billion of consolidated revenues less transaction-based expenses. Fourth quarter GAAP diluted earnings per share (EPS) were $0.80. Adjusted net income attributable to ICE was $534 million in the fourth quarter and adjusted diluted EPS were $0.95.

For the full year of 2019 consolidated net income attributable to ICE was $1.9 billion on $5.2 billion of consolidated revenues less transaction-based expenses. Full year 2019 GAAP diluted EPS were $3.42. On an adjusted basis, net income attributable to ICE for the year was $2.2 billion and adjusted diluted EPS were $3.88, up 8% year-over-year.

Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Scott A. Hill, ICE Chief Financial Officer, added: “In 2019 we generated record revenues, record operating income, and record cash flows. This performance enabled us to return more capital to shareholders than any year in our history while also investing in future growth. As we enter 2020, our commitment to prudent allocation of capital, disciplined investment and continued growth has never been stronger.”

Fourth Quarter and Full Year 2019 Business Highlights

$ (in millions)	Net Revenue	Op Margin	Adj Op Margin	Net Revenue	Op Margin	Adj Op Margin
	Full Year 2019			4Q19
Data and Listings	$2,660	44%	52%	$672	44%	52%
Trading and Clearing	$2,542	59%	64%	$626	52%	61%
Consolidated	$5,202	51%	58%	$1,298	48%	56%

Fourth quarter consolidated net revenues were $1.3 billion. Data and listings revenues in the fourth quarter were $672 million and trading and clearing net revenues were $626 million. Consolidated operating expenses were $676 million for the fourth quarter of 2019. On an adjusted basis, consolidated operating expenses were $570 million. Consolidated operating income for the fourth quarter was $622 million and the operating margin was 48%. On an adjusted basis, consolidated operating income for the fourth quarter was $728 million and the adjusted operating margin was 56%.

Full year 2019 consolidated net revenues were $5.2 billion, up 4% year-over-year. Full year 2019 data and listings revenues were $2.7 billion and trading and clearing net revenues were $2.5 billion, up 4% and up 5% year-over-year, respectively. Consolidated operating expenses were $2.5 billion for 2019. On an adjusted basis, consolidated operating expenses were $2.2 billion. Consolidated operating income for the year was $2.7 billion and the operating margin was 51%. On an adjusted basis, consolidated operating income for the year was $3.0 billion and the adjusted operating margin was 58%.

Data and Listings Segment Results

Fourth quarter data and listings revenues were $672 million, including data revenues of $559 million and listings revenues of $113 million. Data and listings operating expenses were $375 million and on an adjusted basis, were $324 million in the fourth quarter. Segment operating income for the fourth quarter was $297 million and the operating margin was 44%. On an adjusted basis, operating income was $348 million and the adjusted operating margin was 52%.

$ (in millions)	4Q19	4Q18	% Chg	Const Curr(1)
Revenue:
Pricing and Analytics	$274	$264	4%	4%
Exchange Data and Feeds	176	174	2%	2%
Desktops and Connectivity	109	101	7%	7%
Data Total	559	539	4%	4%
Listings	113	112	—	—
Segment Revenue	$672	$651	3%	3%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 4Q18, 1.2861 and 1.1410, respectively.

Full year 2019 data and listings revenues were $2.7 billion, including data revenues of $2.2 billion, up 5% year-over-year, and listings revenues of $449 million, up 1% year-over-year. Data and listings operating expenses were $1.5 billion and on an adjusted basis, were $1.3 billion for the year. Segment operating income for the full year was $1.2 billion and the operating margin was 44%. On an adjusted basis, operating income was $1.4 billion and the adjusted operating margin was 52%.

$ (in millions)	FY19	FY18	% Chg	Const Curr(1)
Revenue:
Pricing and Analytics	$1,083	$1,043	4%	4%
Exchange Data and Feeds	704	670	5%	5%
Desktops and Connectivity	424	402	5%	6%
Data Total	2,211	2,115	5%	5%
Listings	449	444	1%	1%
Segment Revenue	$2,660	$2,559	4%	4%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2018, 1.3356 and 1.1813, respectively.

Trading and Clearing Segment Results

Fourth quarter trading and clearing net revenues were $626 million. Trading and clearing operating expenses were $301 million and adjusted operating expenses were $246 million in the fourth quarter. Segment operating income for the fourth quarter was $325 million and the operating margin was 52%. On an adjusted basis, operating income was $380 million and the adjusted operating margin was 61%.

$ (in millions)	4Q19	4Q18	% Chg
Revenue, net:
Energy	$243	$257	(5)%
Ags and Metals	57	54	5%
Financials(1)	80	92	(13)%
Cash Equities and Equity Options	73	93	(23)%
Fixed Income and Credit(2)	96	83	17%
OTC and Other Transactions(3)	11	13	(9)%
Other Revenue(4)	66	65	2%
Segment Revenue	$626	$657	(5)%

(1)	Financials include interest rates and other financial futures and options.
(2)	Fixed income and credit includes fixed income execution, CDS execution and clearing and ICE Mortgage Services.
(3)	OTC & other transactions include physical energy.
(4)	Other revenue includes interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

•	Energy futures and options revenue in the fourth quarter decreased 5% year-over-year driven by a 10% decrease in average daily volume (ADV), partially offset by a 5% increase in rate per contract (RPC).
•	Ags and metals futures and options revenue in the fourth quarter increased 5% year-over-year driven by an 8% increase in ADV, partially offset by a 3% decrease in RPC.
•	Financials futures and options revenue in the fourth quarter decreased 13% year-over-year driven by a 27% decrease in ADV, partially offset by a 19% increase in RPC.
•	U.S. cash equities and equity options revenue in the fourth quarter decreased 23% year-over-year driven by a 20% decrease in U.S. cash equities ADV and a 19% decrease in equity options ADV.
•	Fixed income and credit revenue in the fourth quarter increased 17% year-over-year driven by in part by the addition of Simplifile.

	ADV (lots in thousands)		RPC
	4Q19	% Chg	4Q19	% Chg
Energy	2,609	(10)%	$1.46	5%
Ags & Metals	409	8%	$2.17	(3)%
Financials	2,148	(27)%	$0.57	19%
Interest Rates	1,710	(30)%	$0.39	5%
Other Financials	438	(8)%	$1.26	24%
Total Futures and Options	5,166	(17)%	$1.14	14%

Cash Equities	1,681	(20)%	$0.046	(4)%
Equity Options	3,132	(19)%	$0.11	(8)%

The fourth quarter of 2019 included 64 trading days for commodities, other financials, cash equities and equity options and 65 trading days for interest rates. The fourth quarter of 2018 included 64 trading days for commodities and other financials, 63 trading days for cash equities and equity options and 65 trading days for interest rates.

Full year 2019 trading and clearing net revenues were $2.5 billion, up 5% from one year ago. Trading and clearing operating expenses were $1.0 billion and adjusted operating expenses were $908 million in 2019. Segment operating income for the year was $1.5 billion and the operating margin was 59%. On an adjusted basis, operating income was $1.6 billion and the adjusted operating margin was 64%.

$ (in millions)	2019	2018	% Chg
Revenue, net:
Energy	$992	$965	3%
Ags and Metals	251	251	—
Financials(1)	332	354	(6)%
Cash Equities and Equity Options	298	327	(9)%
Fixed Income and Credit(2)	364	240	52%
OTC and Other Transactions(3)	45	49	(8)%
Other Revenue(4)	260	234	11%
Segment Revenue	$2,542	$2,420	5%

(1)	Financials include interest rates and other financial futures and options.
(2)	Fixed income and credit includes fixed income execution, CDS execution and clearing and ICE Mortgage Services.
(3)	OTC & other transactions include physical energy.
(4)	Other revenue includes interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

•	Energy futures and options revenue for the full year 2019 increased 3% year-over-year driven by a 6% increase in RPC, partially offset by a 3% decrease in ADV.
•	Ags and metals futures and options revenue for the full year 2019 was flat year-over-year driven by a 4% increase in ADV, partially offset by a 4% decrease in RPC.
•	Financials futures and options revenue for the full year 2019 decreased 6% year-over-year driven by a 11% decrease in ADV, partially offset by a 6% increase in RPC.
•	U.S. cash equities and equity options revenue for the full year 2019 decreased 9% year-over-year driven by a 6% decrease in equity options ADV and an 8% and 5% decrease in U.S. cash equities and equity options RPC, respectively.
•	Fixed income and credit revenue for the full year 2019 increased 52% year-over-year driven in part by the addition of BondPoint, TMC Bonds, MERS and Simplifile.

	ADV (lots in thousands)		RPC
	2019	% Chg	2019	% Chg
Energy	2,655	(3)%	$1.48	6%
Ags and Metals	442	4%	$2.25	(4)%
Financials	2,460	(11)%	$0.52	6%
Interest Rates	2,026	(13)%	$0.38	(2)%
Other Financials	434	(1)%	$1.20	14%
Total Futures and Options	5,557	(7)%	$1.11	8%

Cash Equities	1,740	—	$0.046	(8)%
Equity Options	3,172	(6)%	$0.12	(5)%

2019 included 252 trading days for commodities, other financials, cash equities and equity options and 257 trading days for interest rates. 2018 included 252 trading days for commodities and other financials, 251 trading days for cash equities and equity options and 257 trading days for interest rates.

Other Matters

•	ICE repurchased $1.5 billion of its common stock and paid $621 million in dividends in 2019.
•	Unrestricted cash was $841 million and outstanding debt was $7.8 billion as of December 31, 2019.
•	Operating cash flow for 2019 was $2.7 billion, up 5% from $2.5 billion one year ago. 2019 free cash flow was $2.3 billion, up 2% from one year ago.
•	The effective tax rate for the fourth quarter was 23%.

Financial Guidance

	GAAP	Non-GAAP
2020 Data Revenue	$2.29 - $2.33 billion
1Q20 Data Revenue	$560 - $565 million
2020 Operating Expenses	$2.545 - $2.595 billion	$2.275 - $2.325 billion(1)
1Q20 Operating Expenses	$638 - $648 million	$570 - $580 million(1)
1Q20 Non-Operating Expense(3)	$55 - $60 million
2020 Capital Expenditures	$290 - $320 million for operational, non-operational capital expenditures and capitalized development
2020 Effective Tax Rate	22% - 24%(2)
1Q20 Weighted Average Shares Outstanding	553 - 559 million shares reflecting January 2020 share repurchases

(1)	2020 and 1Q20 non-GAAP operating expenses exclude amortization of acquisition-related intangibles.
(2)	This represents 2020 full year guidance for both the GAAP and non-GAAP effective tax rates but note that the GAAP effective tax rate is more susceptible to diverging from this guidance based on items outside the normal course of business that are adjusted for to derive our non-GAAP results. Such items can be unknown, unpredictable or uncertain, requiring unreasonable efforts to determine with any precision and which could potentially be confusing or misleading.
(3)	Non-operating expense includes interest income, interest expense and net other income.

Earnings Conference Call Information

ICE will hold a conference call today, February 6, at 8:30 a.m. ET to review its fourth quarter 2019 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 8946214 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the first quarter 2020 earnings has been scheduled for April 30 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

	Twelve Months Ended December 31,		Three Months Ended December 31,
Revenues:	2019	2018	2019	2018
Transaction and clearing, net	$3,627	$3,483	$929	$961
Data services	2,211	2,115	559	539
Listings	449	444	113	112
Other revenues	260	234	66	65
Total revenues	6,547	6,276	1,667	1,677
Transaction-based expenses:
Section 31 fees	379	357	105	85
Cash liquidity payments, routing and clearing	966	940	264	284
Total revenues, less transaction-based expenses	5,202	4,979	1,298	1,308
Operating expenses:
Compensation and benefits	1,042	994	274	262
Professional services	125	131	28	40
Acquisition-related transaction and integration costs	2	34	1	1
Technology and communication	469	432	123	112
Rent and occupancy	68	68	16	18
Selling, general and administrative	161	151	45	42
Depreciation and amortization	662	586	189	157
Total operating expenses	2,529	2,396	676	632
Operating income	2,673	2,583	622	676
Other income (expense):
Interest income	35	22	7	7
Interest expense	(285)	(244)	(71)	(71)
Other income, net	58	159	29	126
Other income (expense), net	(192)	(63)	(35)	62
Income before income tax expense	2,481	2,520	587	738
Income tax expense	521	500	134	119
Net income	$1,960	$2,020	$453	$619
Net income attributable to non-controlling interest	(27)	(32)	(5)	(8)
Net income attributable to Intercontinental Exchange, Inc.	$1,933	$1,988	$448	$611

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$3.44	$3.46	$0.81	$1.07
Diluted	$3.42	$3.43	$0.80	$1.07
Weighted average common shares outstanding:
Basic	561	575	556	569
Diluted	565	579	560	573

Consolidated Balance Sheets

(In millions)

	As of	As of
	December 31, 2019	December 31, 2018
Assets:
Current assets:
Cash and cash equivalents	$841	$724
Short-term restricted cash and cash equivalents	943	818
Customer accounts receivable, net	988	953
Margin deposits, guaranty funds and delivery contracts receivable	64,987	63,955
Prepaid expenses and other current assets	220	242
Total current assets	67,979	66,692
Property and equipment, net	1,536	1,241
Other non-current assets:
Goodwill	13,342	13,085
Other intangible assets, net	10,258	10,462
Long-term restricted cash and cash equivalents	404	330
Other non-current assets	974	981
Total other non-current assets	24,978	24,858
Total assets	$94,493	$92,791

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$505	$521
Section 31 fees payable	138	105
Accrued salaries and benefits	291	280
Deferred revenue	129	135
Short-term debt	2,569	951
Margin deposits, guaranty funds and delivery contracts payable	64,987	63,955
Other current liabilities	197	161
Total current liabilities	68,816	66,108
Non-current liabilities:
Non-current deferred tax liability, net	2,314	2,337
Long-term debt	5,250	6,490
Accrued employee benefits	198	204
Non-current operating lease liability	281	—
Other non-current liabilities	270	350
Total non-current liabilities	8,313	9,381
Total liabilities	77,129	75,489
Commitments and contingencies
Redeemable non-controlling interests in consolidated subsidiaries	78	71
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(3,879)	(2,354)
Additional paid-in capital	11,742	11,547
Retained earnings	9,629	8,317
Accumulated other comprehensive loss	(243)	(315)
Total Intercontinental Exchange, Inc. stockholders’ equity	17,255	17,201
Non-controlling interest in consolidated subsidiaries	31	30
Total equity	17,286	17,231
Total liabilities and equity	$94,493	$92,791

Non-GAAP Financial Measures and Reconciliation
We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Annual Report on Form 10-K, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018	2019	2018
Total revenues, less transaction-based expenses	$2,542	$2,420	$2,660	$2,559	$5,202	$4,979
Operating expenses	$1,033	$911	$1,496	$1,485	$2,529	$2,396
Less: Interactive Data transaction and integration costs and acquisition-related success fees	—	6	—	24	—	30
Less: Amortization of acquisition-related intangibles	94	73	215	214	309	287
Less: Impairment of exchange registration intangible assets on ICE Futures Singapore	31	—	—	—	31	—
Less: Impairment of exchange registration intangible assets on closure of ICE Futures Canada and ICE Clear Canada	—	4	—	—	—	4
Less: Employee severance costs related to ICE Futures Canada and ICE Clear Canada operations	—	4	—	—	—	4
Adjusted operating expenses	$908	$824	$1,281	$1,247	$2,189	$2,071
Operating income	$1,509	$1,509	$1,164	$1,074	$2,673	$2,583
Adjusted operating income	$1,634	$1,596	$1,379	$1,312	$3,013	$2,908
Operating margin	59%	62%	44%	42%	51%	52%
Adjusted operating margin	64%	66%	52%	51%	58%	58%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2019	2018	2019	2018	2019	2018
Total revenues, less transaction-based expenses	$626	$657	$672	$651	$1,298	$1,308
Operating expenses	$301	$256	$375	$376	$676	$632
Less: Acquisition-related success fees	—	1	—	—	—	1
Less: Amortization of acquisition-related intangibles	24	23	51	55	75	78
Less: Impairment of exchange registration intangible assets on ICE Futures Singapore	31	—	—	—	31	—
Adjusted operating expenses	$246	$232	$324	$321	$570	$553
Operating income	$325	$401	$297	$275	$622	$676
Adjusted operating income	$380	$425	$348	$330	$728	$755
Operating margin	52%	61%	44%	42%	48%	52%
Adjusted operating margin	61%	65%	52%	51%	56%	58%

 \

Adjusted Net Income Attributable to ICE and EPS

(In millions)

	Twelve Months Ended 12/31/2019	Twelve Months Ended 12/31/2018
Net income attributable to ICE common stockholders	$1,933	$1,988
Add: Interactive Data transaction and integration costs and acquisition-related success fees	—	30
Add: Amortization of acquisition-related intangibles	309	287
Add: Impairment of CAT promissory notes	16	—
Add: Impairment of exchange registration intangible assets on ICE Futures Singapore	31	—
Less: Gain on acquisition of MERS	—	(110)
Add: Impairment of exchange registration intangible assets on closure of ICE Futures Canada and ICE Clear Canada	—	4
Add: Employee severance costs related to ICE Futures Canada and ICE Clear Canada operations	—	4
Add: Gain on divestiture of Trayport, net	—	1
Less: Income tax effect for the above items	(90)	(98)
Less: Deferred tax adjustments from U.S. tax rate reduction	—	(11)
Less: Deferred tax adjustments on acquisition-related intangibles	(8)	(5)
Add/(Less): Other tax adjustments	3	(13)
Adjusted net income attributable to ICE	$2,194	$2,077

Diluted earnings per share attributable to ICE	$3.42	$3.43

Adjusted diluted earnings per share attributable to ICE	$3.88	$3.59

Diluted weighted average common shares outstanding	$565	$579

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended 12/31/2019	Three Months Ended 12/31/2018
Net income attributable to ICE common stockholders	$448	$611
Add: Acquisition-related success fees	—	1
Add: Amortization of acquisition-related intangibles	75	78
Add: Impairment of exchange registration intangible assets on ICE Futures Singapore	31	—
Less: Gain on acquisition of MERS	—	(110)
Less: Income tax effect related to the items above	(25)	(35)
Add: Tax adjustments on U.S. tax reform	—	1
Add/(Less): Deferred tax adjustments on acquisition-related intangibles	5	(10)
Adjusted net income attributable to ICE	$534	$536

Diluted earnings per share attributable to ICE	$0.80	$1.07

Adjusted diluted earnings per share attributable to ICE	$0.95	$0.94

Diluted weighted average common shares outstanding	560	573

Free Cash Flow Calculation

(In millions)

(Unaudited)

	Twelve months ending December 31, 2019	Twelve months ending December 31, 2018
Cash flow from operations	$2,659	$2,533
Less: Capital expenditures and capitalized software development costs	(305)	(280)
Add/(Less): Section 31 fees, net	(34)	33
Free cash flow	$2,320	$2,286

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company is the premier venue for raising capital in the world, driving economic growth and transforming markets.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 6, 2020. We caution you not to place undue reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Warren Gardiner

+1 770 835 0114

warren.gardiner@theice.com

investors@theice.com

ICE Media Contact:

Josh King

+1 212 656 2490

josh.king@theice.com

media@theice.com